UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2025

Aspire Biopharma Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

194 Candelaro Drive, #233

Humacao, Puerto Rico 00791

(Address of Principal Executive Offices)

(415) 592-7399

(Registrant’s Telephone Number)

PowerUp Acquisition Corp.

188 Grand Street, Unit #195

New York, NY 10013

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2025, Aspire Biopharma Holdings, Inc. (the “Company”), received two letters from the Nasdaq Stock Exchange LLC (“Nasdaq”), each addressing a separate compliance deficiency under the Nasdaq Listing Rules. The first letter notified of the deficiency with regard to Rule 5450(b)(2)(A) (the “MVLS Notice”), which requires a company, whose securities are listed on The Nasdaq Global Market under the “Market Value Standard”, to maintain a minimum Market Value of Listed Securities (an “MVLS”) of $50,000,000. The deficiency was caused by the Company’s MVLS having been below the minimum level for the prior 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(C), the Company is entitled to a 180-day period, ending on October 13, 2025, to rectify the deficiency. In order to do so, the Company must achieve and maintain an MVLS of at least $50,000,000 or more for a minimum of 10 consecutive business days.

The second letter notified of the deficiency with regard to Rule 5450(a)(1) (the “Bid Price Notice” together with the MVLS Notice, the “Notices”)), which requires the Company to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”) for continued listing on The Nasdaq Global Market.

In the event that the Company does not regain compliance with the Listing Requirements prior to the expiration of the 180-day compliance period, the Company will receive written notification from Nasdaq that the Company’s securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel. Alternatively, the Company may apply for a transfer of the listing of its securities to The Nasdaq Capital Market, provided that the Company then meets the continued listing requirements on The Nasdaq Capital Market.

The Company is considering actions that it may take in response to these Notices to regain compliance with the continued listing requirements, but no decisions about a response have been made at this time. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing criteria.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRE BIOPHARMA HOLDINGS, INC.

	By:	/s/ Kraig Higginson
Kraig Higginson
Chief Executive Officer

Date: April 18, 2025